UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 28, 2019

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)
(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARA	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.
On September 5, 2019, American Renal Associates Holdings, Inc. (the “Company”) issued a press release announcing the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”). The 2018 Form 10-K includes audited amended and restated financial statements and other financial information for the fiscal years ended December 31, 2017 and 2016, unaudited restated financial information for the fiscal quarters and year-to-date periods ended March 31, June 30 and September 30, 2018; March 31, June 30 and September 30, 2017; and March 31, June 30 and September 30, 2016, and selected financial data for the years ended December 31, 2015 and 2014 derived from unaudited amended and restated financial statements (the "Restatement"). The Company also announced the filing of its Quarterly Reports on Form 10-Q for the first and second fiscal quarters ended March 31, 2019 and June 30, 2019, respectively. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference into this item.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and related exhibit contained in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Each of Joseph A. Carlucci, the Company’s Chief Executive Officer, and Syed T. Kamal, the Company’s President, is eligible under his employment agreement to receive an annual cash incentive award of up to a percentage of his salary, based on the Company’s achievement of specified annual Adjusted EBITDA bonus targets. In light of the Restatement and the Company’s revised determinations of Adjusted EBITDA for the relevant years, the Board of Directors (the "Board") of the Company determined, and Messrs. Carlucci and Kamal concurred, that the repayment of excess annual cash incentive awards previously paid to them during the restated periods pursuant to their respective employment agreements is appropriate. Accordingly, pursuant to repayment agreements entered into on August 28, 2019 ("Repayment Agreements"), Messrs. Carlucci and Kamal voluntarily agreed to pay to the Company $880,223 and $759,164, respectively, in cash, representing (i) the full amounts paid with respect to service in each of fiscal years 2017 and 2018, plus (ii) a portion of the amounts paid with respect to service in fiscal year 2014, offset by (iii) the aggregate bonus amounts that would have been paid for service in each of fiscal years 2015 and 2016, based on the consolidated financial statements for those periods giving effect to the Restatement. As of the date of this report, Messrs. Carlucci and Kamal have repaid these amounts in full.

In addition, in light of the Restatement, the Board considered it appropriate, and Messrs. Carlucci and Kamal concurred, that Messrs. Carlucci and Kamal would voluntarily forego any contractual entitlement to non-equity based incentive compensation and equity awards with respect to 2019. Accordingly, on August 28, 2019, Messrs. Carlucci and Kamal entered into amendments to their respective employment agreements ("Amendments"), pursuant to which they voluntarily agreed to forego any such contractual entitlement and that any non-equity based incentive compensation or equity awards for 2019 will be at the discretion of the Board.

Copies of the Repayment Agreements and Amendments have been filed as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on September 5, 2019.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated September 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: September 5, 2019	By:	/s/ Mark Herbers
	Name:	Mark Herbers
	Title:	Interim Chief Financial Officer

3